AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of January 20, 1999, by and between COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Company"), and MICHAEL WESTON ("Employee").

                               W I T N E S S E T H

     WHEREAS, Employee is currently employed by the Company pursuant to that certain Employment Agreement between the Company and Employee dated March 3, 1997 (the "Employment Agreement"); and

     WHEREAS, the Company and Employee desire to amend and restate the Employment Agreement in its entirety effective as of the date hereof;

     NOW, THEREFORE, in consideration of Employee's continued employment and the mutual agreements contained herein, the parties agree that the Employment Agreement is amended and restated in its entirety effective as of the date hereof to read as follows:

     1. Term of Employment. The Company hereby agrees to employ Employee, and Employee hereby accepts employment, for a period of two (2) years, commencing April 1, 1999 and ending March 31, 2001, subject to the terms and conditions of this Agreement.

     2. Position of Employment. During the term of this Agreement, Employee shall be employed in the position of President - Collins & Aikman European Interior Systems Group and shall perform such services for the Company and its subsidiaries as may be assigned to him from time to time by the Board of Directors of the Company. The initial location of Employee's employment hereunder has not been finalized as of the date hereof but is anticipated to be in Germany. Employee shall devote his full time and attention to the affairs of the Company and his duties in such position.

     3. Compensation.

     (a) Base Salary. The Company shall pay to Employee base salary at an annual rate of not less than $330,000 during the term of his employment hereunder. Such amount shall be reviewed annually by the Board of Directors of the Company or an appropriate committee thereof (the Company's Board of Directors or such committee being referred to herein as the "Compensation Board") and may be increased in the sole discretion of the Compensation Board.

     (b) Bonus Plans. During the term of Employee's employment hereunder, Employee shall be eligible to participate in the Company's annual Executive Incentive Compensation Plan (the "EIC Plan") in accordance with the applicable provisions of the EIC Plan. The standard bonus for Employee under the EIC Plan shall be fifty percent (50%) of Employee's base salary.

However, in no event shall Employee receive a cash bonus of less than $165,000 for Employee's participation in the EIC Plan during 1999.

     (c) Stock Options. Employee shall be eligible to participate in the Collins & Aikman Corporation 1994 Employee Stock Option Plan (the "Option Plan") and shall be granted the option to purchase up to 100,000 shares of the Common Stock of Collins & Aikman Corporation, in accordance with the applicable terms and conditions of the Option Plan and an Option Agreement between Collins & Aikman Corporation and Employee to be entered into, dated and effective as of the date of this Agreement. The option price for all such shares shall be the closing price of Collins & Aikman Corporation shares on the New York Stock Exchange as of the date hereof. Subject to the terms and conditions of the Option Plan and the Option Agreement, the option of Employee to purchase up to the 100,000 shares shall vest as follows:


--------------------------------------------------------------------------------
                                  Total Number of
     Vesting Date                  Shares Vested              Percentage Vested
--------------------------------------------------------------------------------
One year from date of grant            50,000                         50%
--------------------------------------------------------------------------------
Two years from date of grant          100,000                        100%
--------------------------------------------------------------------------------

     4. Benefits and Perquisites.

     (a) General. Employee shall be entitled to such fringe benefits and perquisites, and to participate in such pension, profit sharing and benefit plans as are generally made available to executives of the Company during the term hereof, including major medical, extended medical and disability insurance, supplemental retirement income plan, group term life insurance and appropriate annual holidays, sick days and vacation time of four weeks per year.

     (b) Company Automobile. The Company shall furnish to Employee the use of an automobile that is comparable to automobiles furnished to other executives of Employee's level based in Europe, as mutually agreed upon by Employee and the President and Chief Executive Officer of the Company, and shall reimburse Employee for normal gasoline and maintenance charges, subject to proper allocation of personal use for income tax purposes.

     (c) Club Dues and Initiation Fee. The Company shall pay the monthly dues and a reasonable initiation fee for membership at a country club in Europe of Employee's choice, provided such club has been approved by the President and Chief Executive Officer of the Company. The Company shall not be liable for any other charges, fees or assessments payable by Employee to such club. Until Employee joins a club in Europe for which approval has been granted, the Company shall continue pay the monthly dues of the country club of which Employee is currently a member, but shall not be liable for any other charges, fees or assessments payable by Employee to such club.

     (d) Expatriate Policy Benefits. During the term of Employee's employment hereunder, Employee shall receive benefits in accordance with the Company's standard expatriate policy, which has previously been disclosed and explained to Employee.


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



     5. Reimbursement of Expenses. The Company shall reimburse Employee for all reasonable travel, entertainment and other reasonable business expenses reasonably incurred by Employee in connection with the performance of his duties hereunder, provided that Employee furnishes to the Company adequate records or other evidence respecting such expenditures.

     6. Termination of Employment. Employee's employment under this Agreement may be terminated:

          (a) by the Company upon Employee's death (which shall be referred to as a "Death Termination") or Inability (as defined below) (which shall be referred to as an "Inability Termination");

          (b) by the Company for Cause, which means (i) fraud or misappropriation with respect to the business of the Company or intentional material damage to the property or business of the Company, (ii) willful failure by Employee to perform his duties and responsibilities and to carry out his authority, (iii) willful malfeasance or misfeasance or breach of fiduciary duty or representation to the Company or its stockholders, (iv) willful failure to act in accordance with any specific lawful instructions of a majority of the Board of Directors of the Company, or (v) conviction of Employee of a felony (which shall be referred to as a "For Cause Termination");

          (c) by the Company for any reason other than a For Cause Termination, Death Termination or Inability Termination (which shall be referred to as a "No Cause Termination");

          (d) by Employee for any reason other than a "Constructive Termination" (as defined below) at any time (which shall be referred to as a "Voluntary Termination"); or

          (e) by Employee upon the occurrence of one or more of the following:
     (i) a material reduction in Employee's total compensation and benefits package, or (ii) an adverse change (in the judgment of Employee) in Employee's responsibilities, position (including status, office, title, reporting relationships or working conditions), authority or duties (which shall be referred to as a "Constructive Termination").

"Inability" means Employee's physical or mental disability for any consecutive six-month period (measured from the first date on which Employee is absent from work due to such disability to the same date in the sixth succeeding calendar month, or, if there is no such date or such date is not a business day, the next succeeding business day).

     7. Benefits Upon Termination.

     (a) Termination as a Result of Death Termination or Inability Termination. If Employee's employment under this Agreement is terminated prior to the expiration of the term of this Agreement as a result of a Death Termination or an Inability Termination, the Company shall pay Employee or, if applicable, Employee's estate or legal representative, (i) Employee's unpaid base salary under Paragraph 3(a) accrued to the date on which his employment terminates

(the "Termination Date") and (ii) twelve (12) months of Employee's base salary based on the rate of base salary in effect immediately preceding the Termination Date.

     (b) Termination as a Result of Voluntary Termination or For Cause Termination. If Employee's employment under this Agreement is terminated prior to the expiration of the term of this Agreement as a result of a Voluntary Termination or a For Cause Termination, the Company shall pay Employee (i) his unpaid base salary under Paragraph 3(a) accrued to the Termination Date, (ii) any accrued but unused vacation and (iii) all benefits earned by Employee under any employee benefit plans and programs sponsored by the Company in which Employee participates.

     (c) Termination as a Result of No Cause Termination or Constructive Termination. If Employee's employment under this Agreement is terminated prior to the expiration of the term of this Agreement as a result of a No Cause Termination or a Constructive Termination, the Company shall pay to Employee the following benefits:

          (i) Employee's unpaid base salary accrued to the Termination Date and any accrued but unused vacation;

          (ii) base salary for the greater of (A) twelve (12) months or (B) the remaining term of this Agreement, based on the rate of base salary in effect immediately preceding the Termination Date; and

          (iii) reimbursement of all reasonable expenses incurred by Employee in relocating to the United States.

     In addition, all outstanding stock options granted to Employee under the Option Plan will immediately vest upon a No Cause Termination or a Constructive Termination prior to the expiration of the term of this Agreement and will continue to be fully exercisable until the earlier of ninety (90) days after the Termination Date or the original expiration date of said options. The Company shall also cause Employee to receive all benefits earned by Employee under all employee benefit plans and programs sponsored by the Company in which Employee participates.

     The amount due to Employee pursuant to 7(a)(ii) or 7(c)(iii) above shall be paid, at the sole discretion of the Compensation Board at the Termination Date, either in a lump sum or on a periodic basis in accordance with the Company's normal pay practice.

     8. Representations and Covenants of Employee.

     (a) Conduct. Employee will at all times refrain from taking any action or making any statements, written or oral, which are intended to and do disparage the goodwill or reputation of the Company or any of its subsidiaries or affiliates or any directors or officers thereof or which could adversely affect the morale of employees of the Company or its subsidiaries.

     (b) Performance of Duties. In consideration of the payments to be made hereunder, Employee agrees that during the term of his employment under this Agreement, he shall devote his entire business time and attention to the performance of his duties hereunder, serve the Company diligently and to the best of his abilities. Employee further agrees not compete with the Company or its subsidiaries in any way whatsoever within Europe or the United States during the term of employment under this Agreement and after the Termination Date during the period of base salary continuation under Paragraph 7(c)(ii) (irrespective of whether such base salary continuation is paid in a lump sum or on a periodic basis). Without limiting the generality of the foregoing, Employee shall not, during any such applicable period of time, directly or indirectly (whether for compensation or otherwise), alone or as an agent, principal, partner, officer, employee, trustee, director, shareholder or in any other capacity, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or furnish any capital to, or be connected in any manner with or provide any services as a consultant for any business which competes with the business of the Company, its parent company or their subsidiaries or affiliates as it may be conducted from time to time; provided, however, that notwithstanding the foregoing, nothing contained in the Agreement shall be deemed to preclude Employee from owning not more than 5% of the publicly traded securities of any entity which is in competition with the business of the Company, its parent company or their subsidiaries or affiliates.

     (c) Company Information. Employee agrees that so long as he is employed by the Company and following any termination of his employment Employee will keep confidential all confidential information and trade secrets of the Company and any of its subsidiaries or affiliates and will not disclose such information to any person without the prior approval of the Board of Directors of the Company or use such information for any purpose other than in the course of fulfilling his duties of employment with the Company pursuant to this Agreement. It is understood that for purposes of this Agreement the term "confidential information" is to be construed broadly to include all material nonpublic or proprietary information.

     9. Continued Employment at End of Term. It is the Company's intention to find a key role for Employee in the United States at the end of the two (2) year term of this Agreement. However, if at the end of such two (2) year term the Company does not offer Employee a comparable position in the United States, Employee shall be entitled to the following benefits:

          (i) twelve (12) months of base salary based on the rate of base salary in effect immediately preceding the Termination Date;

          (ii) one (1) year's standard bonus for Employee under the EIC Plan;

          (iii) reimbursement of all reasonable expenses incurred by Employee in relocating to the United States; and

          (iv) an extension of the period to exercise all vested stock options granted under the Option Plan until the earlier of (A) the second anniversary of the Termination Date or (B) the original expiration date of said options.



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


     10. Release. In consideration of the compensation continuance available in certain events pursuant to this Agreement, Employee unconditionally releases and covenants not to sue the Company and its subsidiaries and affiliates and directors, officers, employees and stockholders thereof, from any and all claims, liabilities and obligations of any nature pertaining to termination of employment other than those explicitly provided for by this Agreement including, without limitation, any claims arising out of alleged legal restrictions on the Company's rights to terminate its employees, such as any implied contract of employment or termination contrary to public policy.

     11. Governing Law. The validity, interpretation and performance of this Agreement shall be governed by the laws of North Carolina, regardless of the laws that might be applied under applicable principles of conflicts of laws.

     12. Entire Agreement and Survivorship. This Agreement and that certain Change in Control Agreement between Employee and Collins & Aikman Corporation dated March 17, 1998 constitute the entire agreement and understanding between the parties hereto with respect to the matters referred to herein and therein and supersede all prior agreements and understandings between the parties hereto with respect to the matters referred to herein and therein. The representations, warranties and covenants of Employee contained in all parts of Paragraph 8, and the release contained in Paragraph 10 shall survive expiration, or termination of this Agreement by either party.

     13. Notice. Any written notice required to be given by one party to the other party hereunder shall be deemed effective if mailed by certified or registered mail:

         To the Company:      Collins & Aikman Products Co.
                              701 McCullough Drive
                              Charlotte, North Carolina 26262
                              Attention: Harold R. Sunday

         To Employee:         Michael Weston
                              620 Hazelwood
                              Birmingham, Michigan  48009

or such other address as may be stated in notice given under this Paragraph 13.

     14. Severability. The invalidity, illegality or enforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement or such provision in any other jurisdiction, it being the intent of the parties hereto that all rights and obligations of the parties hereto under this Agreement shall be enforceable to the fullest extent permitted by law.

     15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their personal representatives, and, in the case of the Company, its successors and assigns, and Paragraph 10 shall also inure to the benefit of the other persons


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


and entities identified therein; provided, however, that Employee shall not, without the prior written consent of the Company, transfer, assign, convey, pledge or encumber this Agreement or any interest under this Agreement. Employee understands that the assignment of this Agreement or any benefits hereof or obligations hereunder by the Company to any of its subsidiaries or affiliates or to any purchaser of all or a substantial portion of the assets of the Company or of any affiliated company then employing Employee, and the employment of Employee by such subsidiary or affiliate or by any such purchaser or by any successor of the Company in a merger or consolidation, shall not be deemed a termination of Employee's employment for purposes of Paragraphs 6 and 7 or otherwise.

     16. Amendment. This Agreement may be amended or canceled only by an instrument in writing duly executed and delivered by each party to this Agreement.

     17. Headings. Headings contained in this Agreement are for or convenience only and shall not limit this Agreement or affect the interpretation thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                      /s/ D. Michael Weston
                                      ------------------------------------------
                                      Michael Weston


                                      COLLINS & AIKMAN PRODUCTS CO.


                                      By: /s/ Thomas E. Hannah
                                          --------------------------------------
                                          Thomas E. Hannah
                                          President and Chief Executive Officer